Exhibit 99.1

TITAN PROVIDES UPDATE ON SEC INVESTIGATION

SAN DIEGO, June 4, 2004 – The Titan Corporation (NYSE: TTN) announced today that it has received a “Wells Notice” from the staff of the U.S. Securities and Exchange Commission in connection with the previously announced SEC investigation regarding certain payments to foreign countries.

The “Wells Notice” notifies Titan that the SEC staff intends to recommend that the SEC bring a civil action against Titan for alleged violations of U.S. securities laws. Under the SEC’s procedures, Titan can avail itself of the opportunity to make a “Wells Submission” and respond to the SEC staff before it makes a formal recommendation to the SEC regarding whether any action should be brought against Titan. Titan intends to respond promptly to the SEC staff.

Titan continues to cooperate fully with the SEC in its investigation into these matters, and the separate criminal inquiry of the U.S. Department of Justice.

About Titan

Headquartered in San Diego, The Titan Corporation is a leading provider of comprehensive information and communications systems solutions and services to the Department of Defense, intelligence agencies, and other federal government customers. As a provider of national security solutions, the company has approximately 12,000 employees and annualized sales of approximately $2 billion.

Forward-Looking Statements:

The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the SEC’s pending investigation and other risks described in Titan’s Securities and Exchange Commission filings.

News Media Contact:

Wil Williams, Vice President of Corporate Communications

Tel: (858) 552-9724

Email: wwilliams@titan.com

Investor Relations Contact:

Cathy Kralik, PondelWilkinson, Inc.

Tel: (858) 552-9400

Email: invest@titan.com